Exhibit (i)(8)

                                 August 14, 2006


DWS Advisor Funds
345 Park Avenue
New York, New York 10145

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

         We have acted as special Massachusetts counsel to DWS Advisor Funds, a Massachusetts business trust (the "Trust") on behalf of its series New York Tax Free Money Fund (the "Fund"). You have requested that we deliver this opinion to you in connection with the Trust's Post-Effective Amendment to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about August 14, 2006 (as so amended, the "Registration Statement") with respect to the Fund's Tax-Exempt New York Money Fund shares of beneficial interest (collectively, the "Shares").

         In connection with the furnishing of this opinion, we have examined the following documents:

                  (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

                  (b) a copy, as filed with the Secretary of the Commonwealth of Massachusetts on June 30, 2006, of the Trust's Amended and Restated Declaration of Trust dated June 27, 2006 (the "Declaration");

                  (c) a copy of the Trust's Amended and Restated Designation of Series and Classes of Shares of Beneficial Interest as filed with the Secretary of the Commonwealth of Massachusetts on July 18, 2006 and a copy of the resolutions of the Trustees at a meeting held on June 26-27, 2006 (collectively, the "Designation");

                  (d) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, Designation, By-Laws, and certain resolutions adopted by the Trustees of the Trust at meetings held on June 26-27, 2006, authorizing the issuance of an unlimited number of the Shares (the "Resolutions"); and


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Willkie Farr & Gallagher LLP
August 14, 2006
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                  (e) a printer's proof, received on August 10, 2006 of the
         Registration Statement.

         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We note that the resolutions adopted at the meetings of Trustees of the Trust held on June 26-27, 2006, as attached to the certificate referenced in paragraph (c) above and reviewed by us in connection with rendering this opinion, are in draft form, and we have assumed for the purposes of this opinion that the Resolutions will be incorporated into minutes of such meeting and will be finalized and approved by the Trust's Trustees prior to the issuance of the Shares in substantially the form attached to such certificate. We have further assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the draft referred to in paragraph (e) above, that an amended Designation will be duly filed with the Secretary of the Commonwealth of Massachusetts and such other places as may be required by applicable law or deemed appropriate by the Trustees in accordance with the Resolutions, and that at the time of the issuance and sale of the Shares, the Declaration, By-Laws, Designation and Resolutions will not been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect.

         This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

         This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law or internal substantive rules of law, which any tribunal may apply to such transaction. In addition, to the extent that the Trust's Declaration, Designation

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DWS Advisor Funds
Willkie Farr & Gallagher LLP
August 14, 2006
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     or By-Laws refer to, incorporate or require compliance with the Investment
Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon and subject to the foregoing, please be advised that it is our opinion that:

         The Shares, when issued, sold and paid for in accordance with the Trust's Declaration, Designation and By-Laws, will be validly issued, fully paid and nonassessable, except that shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

         This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           /s/BINGHAM McCUTCHEN LLP

                                           BINGHAM McCUTCHEN LLP